Exhibit 3.1

Articles of Amendment

to

Articles of Incorporation

of

Hipso Multimedia, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P05000053335
(Document Number of Corporation (if Known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

Buildablock Corp.                                                                                                                                                     The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X	Remove	PT	John Doe
X	Remove	V	Mike Jones
X	Add	SV	Sally Smith

Type of Action		Title	Name	Address
(Check One)

1)	Change
Add
Remove

2)	Change
Add
Remove

3)	Change
Add
Remove

4)	Change
Add
Remove

5)	Change
Add
Remove

6)	Change
Add
Remove

E.    If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary). (Be specific)

New Article Two:

The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of common stock,

$0.00001 par value. The 68,477,765 shares of common stock outstanding as of November 30, 2011 will be reduced on a one-for-eight (1:8) basis to a total of 8,559,721. Fractional shares will be rounded up to the next whole integer.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	11/30/2011

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment	(CHECK ONE)

☒	The amendment(s) was/were adopted by the shareholders. The numbers of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group to vote separately on the amendment(s)

“The number of votes cast for the amendment(s) was/were sufficient for approval by .”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	02/14/2012

Signature	/s/ Alex Kestenbaum
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

ALEX KESTENBAUM
(Type or printed name of person signing)

DIRECTOR
(Title of person signing)

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